UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

Date of Report (Date of earliest event reported):    October 19, 2015

ERF WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

     2911 South Shore Blvd., Suite 100, League City, Texas 77573
(Address of principal executive offices )         (Zip Code)

          (281) 538-2101
Registrant's telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The registrant, ERF Wireless, Inc. is referred to herein as "we", "our" or "us".

On October 19, 2015, ERF Wireless, Inc., entered into an Asset Purchase Agreement (the "Agreement") that was effective as of October 19, 2015, with NetWrk Access National LLC. The agreement is between ERF Wireless, Inc., a Nevada corporation and Netwrk Access National LLC, a Texas Limited Liability Company (he "Purchaser") and involves the sale by us of certain assets currently being utilized in our Energy Broadband, Enterprise Network services, and Wireless Bundled Services subsidiaries.  The Agreement is for Purchaser to utilize the acquired assets, in conjunction with their other business operations, and to continue the wireless operations and operate the current networks in the West Texas, Eagle Ford Shale, Central Texas, and Louisiana regions while we will continue to own and operate the networks in the Gulf Coast Region as part of the public company. The purchase price, was not disclosed, but includes the Purchaser assuming and/or paying off certain of our liabilities as well as providing certain transitional services to us over the next two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.

By: /s/ H. Dean Cubley
Dr. H. Dean Cubley,
Chief Executive Officer

DATE:    October 23, 2015